UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 5, 2023

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2023, Genworth Financial, Inc. (the “Company”) announced that Daniel J. Sheehan IV will be transitioning out of his current role of Executive Vice President, Chief Financial Officer and Chief Investment Officer in early March 2023 but will remain with the Company in an advisory role until March 31, 2023 in order to ensure a smooth transition. Mr. Sheehan will continue to oversee the completion of the financial close process for the fourth quarter of 2022 and the filing of the Company’s financial statements for the year ended December 31, 2022 on Form 10-K with the Securities and Exchange Commission on or before March 1, 2023.

The Company will appoint Jerome T. Upton as Executive Vice President and Chief Financial Officer in early March 2023. Mr. Upton has been serving as a Senior Vice President, Deputy CFO and Controller (Principal Accounting Officer) of the Company since April 2022.

Mr. Sheehan’s termination of employment at the end of March will trigger payments to him, vesting acceleration of certain equity awards and retirement benefits pursuant to the previously disclosed terms of the Company’s Amended and Restated Senior Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	GENWORTH FINANCIAL, INC.

	By:	/s/ Thomas J. McInerney
Thomas J. McInerney
President and Chief Executive Officer